Exhibit 10.1

Brain Scientific Inc.

205 East 42nd St
New York, NY 10017

LOAN AGREEMENT, dated as of April 27, 2021, by and between Brain Scientific Inc., a Nevada corporation (the “Borrower”), and Jeb Partners, L.P. (the “Lender”).

WHEREAS, subject to the limitations set forth herein, the Lender wishes to loan to the Borrower $100,000 (the “Loan”), on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. The Loan. Subject to the terms and conditions herein, on the date hereof, the Lender shall loan to the Borrower, and the Borrower shall borrow from the Lender, $100,000. All payments of principal, interest and other amounts payable hereunder shall be made in United States dollars, in immediately available funds to the Lender, without set-off, recoupment, counterclaim or deduction of any kind.

2. Maturity. Unless maturity is accelerated as provided herein, the Loan shall be repaid in full upon 6 months from the date hereof (the “Maturity Date”).

3. Interest. The Borrower shall pay interest on the outstanding principal amount of the Loan, from and including the date hereof, on the Maturity Date, at a rate equal to 10% per annum. Interest shall be payable in cash.

4. Events of Default. Upon the failure by the Borrower to make a payment when due of any principal or interest on the Loan (an “Event of Default”), the Lender may declare the Loan, all interest thereon and all other amounts then outstanding hereunder to be, whereupon the same shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, the same being hereby expressly waived by the Borrower. In any such case, the Lender may immediately exercise any remedies available to the Lender under applicable law.

5. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns. If any provision of this Agreement shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof or thereof shall in any way be affected. No provision of this Agreement may be amended or waived without the prior written consent of the Lender and the Borrower.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

7. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire Agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

The Borrower:		The Lender:

Brain Scientific Inc.		Jeb Partners, L.P.

By:	/s/ Boris Goldstein	/s/ James Besser
Name: Boris Goldstein
Title: Chairman